Registration No. 33-

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    Form S-8


                             Registration Statement
                                      Under
                           The Securities Act of 1933

                           THE BAUER PARTNERSHIP, INC.
                           ---------------------------
             (Exact name of registrant as specified in its charter)

          Nevada                                               88-0429812
----------------------------                             ----------------------
(State or other jurisdiction                                  (IRS Employer
 of incorporation)                                          Identification No.)

300 Park Avenue, Suite 1700, New York, New York                  10022
------------------------------------------------             --------------
(Address of Principal Executive Offices)                       (Zip Code)

                           Stock Issuance Pursuant to
        The Bauer Partnership, Inc. 2002 Non-Qualified Stock Option Plan
                            (Full title of the plan)

                                                        Copy to:
         Ronald J. Bauer                                David Loev
         The Bauer Partnership, Inc.                    Vanderkam & Sanders
         300 Park Avenue, Suite 1700                    440 Louisiana, Suite 475
         New York, New York 10022                       Houston, Texas 77002
         (212) 572-6276                                (713) 547-8900
         Name, address and telephone
         (number of agent for service)

         Approximate date of proposed sales pursuant to the plan: From time to time after the effective date of this Registration Statement.

                                           CALCULATION OF REGISTRATION FEE
================================ =============== =================== ===================== ==============

          Title of securities     Amount to be    Proposed maximum     Proposed maximum       Amount of
           to be registered        registered    offering price per   aggregate offering    registration
                                                      share (1)              price               fee
-------------------------------- --------------- ------------------- --------------------- --------------
Common Stock, $.001 par value    5,000,000             $.205               $1,025,000           $94.30
================================ =============== =================== ===================== ==============

(1) Calculated in accordance with Rule 457(c) solely for the purpose of determining the registration fee. The offering price is based on the closing bid and asked price as reported on the Nasdaq Electronic Bulletin Board on November 12, 2002.

                                     PART I

                INFORMATION REQUIRED IN SECTION 10(a) PROSPECTUS


ITEM 1.  PLAN INFORMATION

         Information required by Item 1 is included in documents sent or given to participants in the Plan pursuant to Rule 428(b)(1) of the Securities Act.

         ITEM 2.  REGISTRATION INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION

         Information required by Item 2 is included in documents sent or given to participants in the Plan pursuant to Rule 428(b)(1) of the Securities Act.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE

         The following documents filed with the Securities and Exchange Commission (the "Commission") are incorporated by reference into this Registration Statement and are made a part hereof:

(a) The Company's Annual Report on Form 10-KSB for the fiscal year ended December 31, 2001.

(b) All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the Annual Report referred to in Item 3(a) above, including, but not limited to, the Company's quarterly reports on Form 10-QSB through the fiscal quarter ended June 30, 2002.

         All reports and other documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such reports and documents.

ITEM 4. DESCRIPTION OF SECURITIES

Common Stock

         General. The Company is authorized to issue 200,000,000 shares of Common Stock, $.001 par value per share.

         The holders of the Common Stock are entitled to receive dividends when, as and if declared by the Board of Directors, out of funds legally available therefor. In the event of liquidation, dissolution or winding up of the Company, the holders of the Common Stock are entitled to share ratably in all assets remaining available for distribution to them after payment of liabilities and after provision has been made for each class of stock, if any, having preference over the Common Stock. The holders of the Common Stock as such have no conversion, preemptive or other subscription rights and there are no redemption provisions applicable to the Common Stock.

         Voting Rights. The holders of the Common Stock are entitled to one vote for each share held of record on all matters to be voted on by stockholders. There is no cumulative voting with respect to the election of directors, with the results that the holders of shares having more than fifty percent (50%) of the votes for the election of directors can elect all of the directors.

         Dividend Policy. To date, the Company has not paid any dividends on its Common Stock. The payment of dividends, if any, in the future is within the discretion of the Board of Directors and will depend upon the Company's earnings, its capital requirements and financial condition and other relevant factors. The Board does not intend to declare any dividends in the foreseeable future, but instead intends to retain all earnings, if any, for use in the Company's business operations.

ITEM 5.  INTEREST OF NAMED EXPERTS AND COUNSEL

         Legal counsel for the Registrant is the owner of 745,000 shares of the restricted common stock and 1,080,000 shares of free-trading common stock.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

         The Company's Articles of Incorporation, as amended, eliminate the personal liability of directors to the Company or its stockholders for monetary damages for breach of fiduciary duty to the extent permitted by Nevada law. The Company's Bylaws provide that the Company shall have the power to indemnify its officers and directors to the extent permitted by Nevada law. Nevada law authorizes a corporation to indemnify directors, officers, employees or agents of the corporation in non-derivative suits if such party acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interest of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful, as determined in accordance with Nevada law.

         The provisions affecting personal liability do not abrogate a director's fiduciary duty to the Company and its shareholders, but eliminate personal liability for monetary damages for breach of that duty. The provisions do not, however, eliminate or limit the liability of a director for failing to act in good faith, for engaging in intentional misconduct or knowingly violating a law, for authorizing the illegal payment of a dividend or repurchase of stock, for obtaining an improper personal benefit, for breaching a director's duty of loyalty, which is generally described as the duty not to engage in any transaction which involves a conflict between the interest of the Company and those of the director, or for violations of the federal securities laws.

         The provisions regarding indemnification provide, in essence, that the Company will indemnify its directors against expenses (including attorneys fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with any action, suit or proceeding arising out of the director's status as a director of the Company, including actions brought by or on behalf of the Company (shareholder derivative actions). The provisions do not require a showing of good faith. Moreover, they do not provide indemnification for liability arising out of willful misconduct, fraud, or dishonesty, for "short-swing" profits violations under the federal securities laws, for the receipt of illegal remuneration or if the director received a benefit in money, property or services to which the director is not legally entitled. The provisions also do not provide indemnification for any liability to the extent such liability is covered by insurance.

         The provisions also limit or indemnify against liability resulting from grossly negligent decisions including grossly negligent business decisions relating to attempts to change control of the Company.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED

         Not applicable.

ITEM 8.  EXHIBITS

   4.1      The Bauer Partnership, Inc. 2002 Non-Qualified Stock Option Plan
   5.1 Opinion and consent of Vanderkam & Sanders re: the legality of the shares being registered
   23.1     Consent of Vanderkam & Sanders (included in Exhibit 5.1)
   23.2     Consent of Malone & Bailey, PLLC

ITEM 9.  UNDERTAKINGS

         (a)      The registrant hereby undertakes:

                  (1) To file, during any period in which offers or sells are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.
                  (2) That, for the purpose of determining liability under the Securities Act of 1933, each post-effective amendment shall be treated as a new registration statement of the securities offered, and the offering of the securities at that time shall be deemed to be the initial bona fide offering thereof.
                  (3) To file a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

         (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, New York on the 12th day of November, 2002.

                                     THE BAUER PARTNERSHIP, INC.


                                    By: /s/ Ronald J. Bauer
                                       ---------------------------------
                                       Ronald J. Bauer, Chief Executive Officer

     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
registration statement has been signed by the following persons in the capacities and on the date indicated.

      Signatures                      Title                    Date
     ------------                    -------                  ------

 /s/ Ronald J. Bauer       (Principal Executive Officer)       November 12, 2002
----------------------
 Ronald J. Bauer

 /s/ Ronald J. Bauer       (Principal Financial and            November 12, 2002
----------------------      Accounting Officer)
Ronald J. Bauer

                           THE BAUER PARTNERSHIP, INC.
                      2002 NON-QUALIFIED STOCK OPTION PLAN

1.Purpose. This 2002 Non-Qualified Stock Option Plan (the "Plan") is intended to promote the financial success and interests of The Bauer Partnership, Inc. (the "Company") and materially increase shareholder value by giving incentives to officers and other employees and directors of and consultants and advisors to the Company, its parent (if any) and any present or future subsidiaries of the Company (collectively, "Related Corporations") through providing opportunities to acquire stock in the Company. As used herein, the terms "parent" and "subsidiary" mean "parent corporation" and "subsidiary corporation", respectively, as those terms are defined in Sections 424(e) and 424(f) or successor provisions of the Internal Revenue Code of 1986 as amended from time to time (the "Code"). Any proceeds of cash or property received by the Company for the sale of The Bauer Partnership, Inc. Common Stock pursuant to options granted under this Plan will be used for general corporate purposes.

     2. Structure of the Plan. The Plan permits the following separate types of grant:

     A. Options may be granted hereunder to purchase shares of common stock of the Company. These options may not meet the requirements of Section 422 of the Code ("Non-Qualified Options"). Non-Qualified Options are sometimes referred to hereinafter as "Options".

     B. Awards of stock in the Company ("Awards") may be granted.

     C. Opportunities to make direct purchases of stock in the Company ("Purchases") may be authorized.

Options, Awards and authorizations to make Purchases are sometimes referred to hereinafter as "Stock Rights".

     3. Administration of the Plan.

     A. The Plan shall be administered by the Board of Directors of the Company (the "Board"). The Board may in its sole discretion grant Options, authorize Purchases and grant Awards, as provided in the Plan. The Board shall have full power and authority, subject to the express provisions of the Plan, to construe and interpret the Plan and all Option agreements, Purchase authorizations and Award grants thereunder, to establish, amend and rescind such rules and regulations as it may deem appropriate for the proper administration of the Plan, to determine in each case the terms and provisions which shall apply to a particular Option agreement, Purchase authorization, or Award grant, and to make all other determinations which are, in the Board's judgment, necessary or desirable for the proper administration of the Plan. The Board may correct any defect, supply any omission or reconcile any inconsistency in the Plan or in any Option agreement, Purchase authorization or Award grant in the manner and to the extent it shall, in its sole discretion, consider expedient. Decisions of the Board shall be final and binding on all parties who have an interest in the Plan or any Option, Purchase, Award, or stock issuance thereunder. No director or person acting pursuant to authority delegated by the Board shall be liable for any action or determination under the Plan made in good faith.

     B. The Board may, to the full extent permitted by and consistent with applicable law and the Company's By-laws, and subject to Subparagraph D hereinbelow, delegate any or all of its powers with respect to the administration of the Plan to a committee (the "Committee") appointed by the Board. If a Committee has been appointed, all references in this Plan to the Board shall mean and relate to that Committee.

     C. Those provisions of this Plan which make express reference to Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or any successor rule ("Rule 16b-3"), or which are required in order for certain option transactions to qualify for exemption under Rule 16b-3, shall apply only to those persons required to file reports under Section 16(a) of the Exchange Act (a "Reporting Person").

     D. If the Company registers any class of equity security under Section 12 of the Exchange Act, the selection of a director or an officer (as the terms "director" and "officer" are defined for purposes of Rule 16b-3) as a recipient of an option, the timing of the option grant, the exercise price of the option and the number of shares subject to the option shall be determined either (i) by the Board, if all of the Board members are disinterested persons within the meaning of Rule 16(b)(3), or (ii) by two or more directors having full authority to act in the matter, each of whom shall be such a disinterested person.

     4. Eligible Employees and Others. Non-Qualified Options, Awards, and authorizations to make Purchases may be granted to any employee, officer or director of, or consultant or advisor to the Company or any Related Corporation, except for instances where services are in connection with the offer or sale of securities in a capital-raising transaction, or they directly or indirectly promote or maintain a market for the Company's securities. In making such determinations, the Board and/or the Committee may take into account the nature of the services rendered by such person, his or her present and potential contribution to the Company's success, and such other factors as the Company and/or Committee in its discretion shall deem relevant. The granting of any Stock Right to any individual or entity shall neither entitle that individual or entity to, nor disqualify him from, participation in any other grant of Stock Rights.

     5. Stock. The stock subject to Options, Awards and Purchases shall be authorized but unissued shares of common stock of the Company ("Common Stock"), or shares of Common Stock reacquired by the Company in any manner. The aggregate number of shares which may be issued under the Plan is Five Million (5,000,000), subject to adjustment as provided in Paragraph 13. If any Option granted under the Plan shall expire or terminate for any reason without having been exercised in full or shall cease for any reason to be exercisable in whole or in part, or if the Company shall reacquire any nonvested shares issued pursuant to Awards or Purchases, the unpurchased shares subject to such Option, or such nonvested shares so reacquired shall again be available for grants of Stock Rights under the Plan. No fractional shares of Common Stock shall be issued, and the Board and/or Committee shall determine the manner in which fractional share value shall be treated.

     6. Option Agreements. As a condition to the grant of an Option, each recipient of an Option shall execute an option agreement in such form not inconsistent with the Plan as the Board shall approve. These option agreements may differ among recipients. The Board may, in its sole discretion, include additional provisions in option agreements, including without limitation restrictions on transfer, repurchase rights, commitments to pay cash bonuses, to make, arrange for or guarantee loans or to transfer other property to optionees upon exercise of options, or such other provisions as shall be determined by the Board; provided, however, that such additional provisions shall not be inconsistent with any provision of the Plan

     7. Option Exercise Price.

     A. Subject to Subparagraph 3D of this Plan and Subparagraphs B and C of this Paragraph 7, the purchase price per share of Common Stock deliverable upon the exercise of an Option ("exercise price") shall be determined by the Board.

     B The exercise price of each Non-Qualified Option granted under the Plan shall in no event be less than the par value per share of the Company's Common Stock.

     8. Cancellation and New Grant of Options, Etc. The Board shall have the authority to effect, at any time and from time to time, with the consent of the affected optionees, the cancellation of any or all outstanding Options and the grant in substitution therefor of new Options covering the same or different shares of Common Stock and having an exercise price per share which may be lower or higher than the exercise price per share of the canceled Options.

     9. Exercise of Options.

     A. Each Option granted under the Plan shall be exercisable either in full or in installments at such time or times and during such period as shall be set forth in the agreement evidencing the Option, subject to the provisions of the Plan. The partial exercise of an option shall not cause the expiration, termination or cancellation of the remaining portion thereof. The Board may, in its sole discretion, (i) accelerate the date or dates on which all or any particular Option or Options granted under the Plan may be exercised or (ii) extend the dates during which all, or any particular, Option or Options granted under the Plan may be exercised.

     B. Options granted under the Plan may provide for payment of the exercise price by any of the following methods:

          (i) In cash, by wire transfer, by certified or cashier's check, or by money order; or

          (ii) By delivery to the Company of an exercise notice that requests the Company to issue to the Optionee the full number of shares as to which the Option is then exercisable, less the number of shares that have an aggregate Fair Market Value, as determined by the Board in its sole discretion at the time of exercise, equal to the aggregate purchase price of the shares to which such exercise relates. (This method of exercise allows the Optionee to use a portion of the shares issuable at the time of exercise as payment for the shares to which the option relates and is often referred to as a "cashless exercise." For example, if the Optionee elects to exercise 1,000 shares at an exercise price of $0.25 and the current Fair Market Value of the shares on the date of exercise is $1.00, the Optionee can use 250 of the 1,000 shares at $1.00 per share to pay for the exercise of the entire Option (250 x $1.00 = $250.00) and receive only the remaining 750 shares.)

For purposes of this section, " Fair Market Value" shall be defined as the average closing price of the common stock (if actual sales price information on any trading day is not available, the closing bid price shall be used) for the five trading days prior to the Date of Exercise of this Option (the "Average Closing Bid Price"), as reported by the National Association of Securities Dealers Automated Quotation System ("NASDAQ"), or if the common stock is not traded on NASDAQ, the Average Closing Bid Price in the over-the-counter market; provided, however, that if the common stock is listed on a stock exchange, the Fair Market Value shall be the Average Closing Bid Price on such exchange; and, provided further, that if the common stock is not quoted or listed by any organization, the fair value of the common stock, as determined by the Board of Directors of the Company, whose determination shall be conclusive, shall be used). In no event shall the Fair Market Value of any share of Common Stock be less than its par value.


     10. Option Period. Subject to earlier termination under other provisions of this Plan, each Option and all rights thereunder shall expire on such date as shall be set forth in the applicable option agreement.

     11. Nontransferability of Options. Non-Qualified options shall not be assignable or transferable by the optionee, either voluntarily or by operation of law, except by will or the laws of descent and distribution, and, during the life of the optionee, except to the extent otherwise provided in the agreement evidencing the Non-Qualified Option.

     12. Effect of Termination of Employment or Other Relationship Subject to all other provisions of the Plan, the Board shall determine the period of time during which an Optionee may exercise an Option following (i) the termination of the optionee's employment or other relationship with the Company or a Related Corporation or (ii) the death or disability of the optionee. Such periods shall be set forth in the agreement evidencing the Option.

     13. Adjustments.

     A. If, through or as a result of any merger, consolidation, sale of all or substantially all of the assets of the Company, reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split or other similar transaction, (i) the outstanding shares of Common Stock are increased, decreased or exchanged for a different number or kind of shares or other securities of the Company, or (ii) additional shares or new or different shares or other securities of the Company or other non-cash assets are distributed with respect to such shares of Common Stock or other securities, an appropriate and proportionate adjustment shall be made in (a) the maximum number and kind of shares reserved for issuance under the Plan, (b) the number and kind of shares or other securities subject to any then outstanding Options under the Plan, and (c) the price for each share subject to any then outstanding Options under the Plan, without changing the aggregate purchase price as to which such Options remain exercisable. No fractional shares shall be issued under the Plan on account of any such adjustments.

     B. Any adjustments under this Paragraph 13 shall be made by the Board of Directors, whose determination as to what adjustments, if any, will be made and the extent thereof shall be final, binding and conclusive.

     14. Rights as a Shareholder. The holder of an Option shall have no rights as a shareholder with respect to any shares covered by the option (including, without limitation, any voting rights, the right to inspect or receive the Company's balance sheets or financial statements or any rights to receive dividends or non-cash distributions with respect to such shares) until the date of issue of a stock certificate for such shares. No adjustment shall be made for dividends or other rights for which the record date is prior to the date such stock certificate is issued.

     15. Merger, Consolidation, Asset Sale, Liquidation, Etc.

     A. Except as may otherwise be provided in the applicable option agreement, in the event of a consolidation or merger or sale of all or substantially all of the assets of the Company in which outstanding shares of Common Stock are exchanged for securities, cash or other property of any other corporation or business entity, or in the event of the liquidation of the Company (each, a "Change in Control"), the Board, or the board of directors of any corporation assuming the obligations of the Company, shall, in its discretion, take any one or more of the following actions, as to outstanding Options: (i) provide that such Options shall be assumed, or equivalent options shall be substituted, by the acquiring or succeeding corporation (or an affiliate thereof); (ii) upon written notice to the optionees, provide that any and all outstanding Options shall become exercisable in full (to the extent not otherwise so exercisable) as of a specified date or time ("Accelerated Vesting Date") prior to the consummation of such transaction, and that all unexercised Options shall terminate as of a specified date or time ("Accelerated Expiration Date") following the Accelerated Vesting Date unless exercised by the Optionee prior to the Accelerated Expiration Date; provided, however, that optionees shall be given a reasonable period of time within which to exercise or provide for the exercise of outstanding Options following such written notice and before the Accelerated Expiration Date; (iii) in the event of a merger under the terms of which holders of the Common Stock of the Company will receive upon consummation thereof a cash payment for each share surrendered in the merger (the "Merger Price"), terminate each outstanding Option in exchange for a payment, made or provided for by the Company, equal in amount to the excess, if any, of the Merger Price over the per-share exercise price of each such Option, times the number of shares of Common Stock subject to such Option; or (iv) terminate each outstanding Option in exchange for a cash payment equal in amount to the product of the excess, if any, of the fair market value of a share of Common Stock over the per-share exercise price of each such Option, times the number of shares subject to such Option. The Board shall determine the fair market value of a share of Common Stock for purposes of the foregoing, and the Board's determination of such fair market value shall be final, binding and conclusive.

     B. In the event of a Change in Control and to the extent the rights described in this Section 16B are not already substantially provided to each Qualified Option Recipient by the Board (or the board of directors of any corporation assuming the obligations of the Company) pursuant to Section 16A, beginning on the date which is 180 days from the date of such Change in Control, each Qualified Option Recipient (as defined below) shall have the right to exercise and receive from the Company or its successor their respective Acceleration Amount (as defined below). A "Qualified Option Recipient" is defined as an option recipient hereunder who both (A) has maintained a relationship as an employee, officer or director of, or consultant or advisor to, the Company or its successor for the 180 days immediately prior to the Change in Control and (B) on the date which is 180 days after the date of the Change in Control, either (i) maintains a relationship as an employee, officer or director of, or consultant or advisor to, the Company or its successor or
(ii) fails to maintain a relationship as an employee, officer or director of, or consultant or advisor to, the Company or its successor by reason of having such relationship terminated by the Company or its successor other than for Cause, where "Cause" means willful misconduct or willful failure of the option recipient to perform the responsibilities of such option recipient's agreed-upon business relationship with the Company or its successor, including without limitation such option recipient's breach of any provision of any employment, consulting, nondisclosure, non-competition or similar agreement between the option recipient and the Company. With respect to each Qualified Option Recipient, the "Acceleration Amount" shall mean the lesser of (a) the number of additional shares of Common Stock (or their equivalent) which would have become vested pursuant to their option agreement over the twelve (12) month period following the date of the Change in Control or (b) fifty percent (50%) of the shares of Common Stock (or their equivalent) which had not yet vested pursuant to their option agreement as of the date of the Change in Control. The Board and, where applicable, the board of directors of any corporation assuming the obligations of the Company, shall take all necessary action to accomplish the purposes of this Section 16B, including all such actions as are necessary to provide for the assumption of such obligation upon the Change in Control.

     C. The Company may grant Options under the Plan in substitution for Options held by employees of another corporation who become employees of the Company or a Related Corporation as the result of a merger or consolidation of the employing corporation with the Company or a Related Corporation, or as a result of the acquisition by the Company or a Related Corporation of property or stock of the employing corporation. The Company may direct that substitute Options be granted on such terms and conditions as the Board considers appropriate in the circumstances.

     D. In the event of a Change in Control and with respect thereto, the rights and responsibilities of holders of Stock Rights pursuant to this Plan shall be governed first and foremost by the Company's agreement with the respective recipient of such Stock Rights and then, to the extent applicable, by the terms of this Section 15.

     16. Stock Restriction Agreement. The Company may require the recipient of the Award or Purchase authorization to execute an agreement ("Stock Restriction Agreement") in such form not inconsistent with the Plan as may be approved by the Board. Stock Restriction Agreements may differ among recipients. Stock Restriction Agreements may include any provisions the Board determines should be included and that are not inconsistent with any provision of the Plan.

     17. No Special Employment Rights. Nothing contained in the Plan or in any option agreement or other agreement or instrument executed pursuant to the provisions of the Plan shall confer upon any Optionee any right with respect to the continuation of his or her employment by the Company or any Related Corporation or interfere in any way with the right of the Company or a Related Corporation at any time to terminate such employment or to increase or decrease the compensation of the optionee.

     18. Other Employee Benefits. Except as to plans which by their terms include such amounts as compensation, no amount of compensation deemed to be received by an employee as a result of the grant or exercise of an Option or the sale of shares received upon such exercise, or as a result of the grant of an Award or the authorization or making of a Purchase will constitute compensation with respect to which any other employee benefits of such employee are determined, including, without limitation, benefits under any bonus, pension, profit-sharing, life insurance or salary continuation plan, except as otherwise specifically determined by the Board.

     19. Amendment of the Plan.

     A. The Board may at any time, and from time to time, modify or amend the Plan in any respect, except as otherwise expressly provided in this Plan.

     B. The termination or any modification or amendment of the Plan shall not, without the consent of an optionee, affect the optionee's rights under an Option previously granted. With the consent of the Optionee affected, the Board may amend outstanding option agreements in a manner not inconsistent with the Plan. The Board shall have the right to amend or modify terms and provisions of the Plan, the terms and provisions of the Plan and of any outstanding Option to the extent necessary to ensure the qualification of the Plan under Rule 16b-3.

     20. Investment Representations. The Board may require any person to whom an Option is granted, as a condition of exercising such Option, and any person to whom an Award is granted or a Purchase is authorized, as a condition thereof, to give written assurances in substance and form satisfactory to the Board to the effect that such person is acquiring the Common Stock subject to the Option, Award or Purchase for such person's own account for investment and not with any present intention of selling or otherwise distributing the same, and to such other effects as the Company deems necessary or appropriate in order to comply with federal and applicable state securities laws, or with covenants or representations made by the Company in connection with any public offering of its Common Stock.

     21. Compliance With Securities Laws. Each Option shall be subject to the requirement that if, at any time, counsel to the Company shall determine that the listing, registration or qualification of the shares subject to such Option upon any securities exchange or under any state or federal law, or the consent or approval of any governmental or regulatory body, or that the disclosure of non-public information or the satisfaction of any other condition is necessary as a condition of, or in connection with, the issuance or purchase of shares thereunder, such Option may not be exercised, in whole or in part, unless such listing, registration, qualification, consent or approval, or satisfaction of such condition shall have been effected or obtained on conditions acceptable to the Board. Nothing herein shall be deemed to require the Company to apply for or to obtain such listing, registration or qualification, or to satisfy such condition.

     22. Withholding. The Company shall have the right to deduct from payments of any kind otherwise due to the Optionee any federal, state or local taxes of any kind required by law to be withheld with respect to any shares issued upon exercise of Options under the Plan or upon the grant of an Award, the making of a Purchase of Common Stock for less than its fair market value, the making of a Disqualifying Disposition (as defined in Paragraph 24), or the vesting of restricted Common Stock acquired pursuant to a Stock Right. The Board in its sole discretion may condition the exercise of an Option, the grant of an Award, the making of a Purchase, or the vesting of restricted shares acquired by exercising a Stock Right on the grantee's payment of such additional withholding taxes.

     23. Effective Date and Duration of the Plan.

     A. The Plan shall become effective when adopted by the Board, and Stock Rights granted under the Plan shall become exercisable upon the Board's approval of the Plan. Amendments to the Plan not requiring shareholder approval shall become effective when adopted by the Board. Stock Rights may be granted under the Plan at any time after the effective date and before the termination date of the Plan.

     B. Unless sooner terminated as provided elsewhere in this Plan, this Plan shall terminate upon the close of business on the day next preceding the tenth anniversary of the date of its adoption by the Board. Stock Rights outstanding on such date shall continue to have force and effect in accordance with the provisions of the instruments evidencing such Stock Rights.


Adopted by the Board of Directors on November 12, 2002.

                               Vanderkam & Sanders
                               440 Louisiana, #475
                                Houston, TX 77002
                               713-547-8900 phone
                             713-547-8910 facsimile

November 13, 2002


The Bauer Partnership, Inc.
300 Park Avenue, Suite 1700
New York, New York 10022

Re:      Form S-8 Registration Statement

Gentlemen:

You have requested that we furnish you our legal opinion with respect to the legality of the following described securities of The Bauer Partnership, Inc. (the "Company") covered by a Form S-8 Registration Statement (the "Registration Statement"), filed with the Securities and Exchange Commission for the purpose of registering such securities under the Securities Act of 1933:

1. 5,000,000 shares of common stock, $.001 par value (the "Shares") issuable pursuant to The Bauer Partnership, Inc. 2002 Non-Qualified Stock Option Plan.

     In connection with this opinion, we have examined the corporate records of the Company, including the Company's Articles of Incorporation, Bylaws, and the Minutes of its Board of Directors and Shareholders meetings, the consulting agreements, the Registration Statement, and such other documents and records as we deemed relevant in order to render this opinion.

     Based on the  foregoing,  it is our opinion  that,  after the  Registration
Statement becomes effective and the Shares have been issued and delivered as described therein, the Shares will be validly issued, fully paid and non-assessable.

     We hereby consent to the filing of this opinion with Securities and Exchange Commission as an exhibit to the Registration Statement and further consent to statements made therein regarding our firm and use of our name under the heading "Legal Matters" in the Prospectus constituting a part of such Registration Statement.

                                                     Sincerely,
                                                     VANDERKAM & SANDERS


                                                    /s/ Vanderkam & Sanders

                          INDEPENDENT AUDITORS' CONSENT

                              Malone & Bailey, PLLC


We consent to the incorporation by reference in the Registration Statement of The Bauer Partnership, Inc. and Subsidiaries on Form S-8 of our report dated April 10, 2002, appearing in Form 10-KSB of The Bauer Partnership, Inc. for the year ended December 31, 2001.



                                             /s/ Malone & Bailey, PLLC
                                             Malone & Bailey, PLLC

November 13, 2002
Houston, Texas